Havaya Corp.
51 Sheshet Hayamim St.
Kfar Saba 44269
Israel
Tel: 1-800-878-5756

October 28, 2010

PRIVATE AND CONFIDENTIAL

Mr. Richard Gold
President / CEO
NTVS – National TV Spots
www.nationaltvspots.com
Email –richg@nationaltvspots.com

Dear Mr. Gold:

Havaya Corp. ("Havaya") intends to file a Form S-1 registration statement ("Registration Statement") with the Securities and Exchange Commission.

We request your consent to cite your advertising rate information as we have included it in the Registration Statement. Furthermore, we also request your consent to cite National TV Spots, Inc. in the Registration Statement as the source of this information.

We acknowledge that the advertising rate information provided from the National TV Spots, Inc.'s website, proposals, and presentations are subject to change as stated in those respective documents or sources, and are based on availability at time of order.

If this is acceptable, please indicate your consent by countersigning this letter.

Thank you.

Sincerely,

HAVAYA CORP.

/s/ Avraham Grundman
Avraham Grundman, President and Treasurer
Havaya Corp.

CONSENT GRANTED:

National TV Spots, Inc.

By: [signature]
Name: Richard Gold
Date: October 28, 2010